Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2019 Financial Results

Company Raises Full Year 2019 Outlook

SECAUCUS, N.J. – August 5, 2019 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its second quarter and six months ended June 30, 2019.

Second Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net sales of $60.1 million, an increase of 26.1%
•	Net loss of $5.7 million compared to net loss of $3.5 million
•	Adjusted EBITDA of $1.2 million compared to $2.5 million[1]

“Our second quarter results demonstrate continued momentum behind our Feed the Growth strategy.  Our strategic advertising investment drove our strongest gains in household penetration and retail availability in several years, giving us tremendous confidence that Freshpet is still in the puppy stage – with significant growth ahead,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “Based on the strength of our first half results, we are raising our net sales and adjusted EBITDA guidance for the year.  We continue to believe that we are on track to deliver our 2020 goals and the momentum we have generated positions us well to fulfill our mission of providing more pets with fresh, all-natural foods that enrich their lives and the relationships with their pet parents.”

Second Quarter 2019

Second quarter of 2019 net sales increased 26.1% to $60.1 million compared to $47.6 million for the second quarter of 2018.  Growth in net sales for the second quarter of 2019 was driven by velocity, innovation, and distribution gains.

Gross profit was $27.3 million, or 45.5% as a percentage of net sales, for the second quarter of 2019, compared to $22.9 million, or 48.0% as a percentage of net sales, in the same period last year. The increase in gross profit was driven by higher net sales. For the second quarter of 2019, Adjusted Gross Profit was $29.1 million, or 48.5% as a percentage of net sales, compared to $24.5 million, or 51.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing cost, and higher ingredient and inbound freight cost, partially offset by higher sales price realization and a shift in sales mix to higher margin items.  Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $32.7 million for the second quarter of 2019 compared to $26.3 million in the prior year period. The second quarter of 2019 included a planned increase in media spend of $4.8 million compared to the prior year period, or an additional 4.2% as a percentage of net sales.  As a percentage of net sales, SG&A decreased to 54.4% for the second quarter of 2019 compared to 55.2% in the second quarter of 2018. Adjusted SG&A for the second quarter of 2019 was $27.9 million, or 46.4% as a percentage of net sales, compared to $22.0 million, or 46.2% as a percentage of net sales, in the prior year period. The slight increase in Adjusted SG&A as a percentage of net sales was primarily a result of the planned increase in media spend, partially offset by increased

[1]

Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure.  See “Non-GAAP Measures” for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

expense leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $5.7 million for the second quarter of 2019 compared to net loss of $3.5 million for the prior year period. The increase in net loss was a result of a planned increase in media spend, partially offset by higher gross profit and increased leverage on SG&A.

Adjusted EBITDA was $1.2 million, or 2.0% as a percentage of net sales, for the second quarter of 2019, compared to $2.5 million, or 5.3% as a percentage of net sales, in the second quarter of 2018. The decrease in Adjusted EBITDA was a result of a planned increase in media spend, partially offset by higher gross profit and increased leverage on SG&A. Adjusted EBITDA, Adjusted Gross Profit and Adjusted SG&A are Non-GAAP financial measures defined under “Non-GAAP Measures,” and are reconciled to the closest comparable GAAP measures in the financial tables that accompany this release.

First Six Months of 2019

Net sales increased 26.5% to $114.8 million compared to $90.8 million for the first six months of 2018.  Growth in net sales for the first six months of 2019 was driven by velocity, innovation, and distribution gains.

Gross profit was $53.2 million, or 46.4% as a percentage of net sales, for the first six months of 2019, compared to $43.0 million, or 47.4% as a percentage of net sales, in the same period last year. The increase in gross profit was driven by higher net sales. For the first six months of 2019, Adjusted Gross Profit was $56.7 million, or 49.4% as a percentage of net sales, compared to $46.1 million, or 50.8% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased production and processing cost, and higher ingredient and inbound freight cost, partially offset by higher sales price realization and a shift in sales mix to higher margin items.

SG&A was $61.9 million for the first six months of 2019 compared to $49.8 million in the prior year period. The first six months of 2019 included a planned increase in media spend of $7.9 million compared to the prior year period, or an additional 3.4% as a percentage of net sales.  As a percentage of net sales, SG&A decreased to 53.9% for the first six months of 2019 compared to 54.9% in the prior year period. Adjusted SG&A for the first six months of 2019 was $52.8 million, or 45.9% as a percentage of net sales, compared to $41.9 million, or 46.1% as a percentage of net sales, in the prior year period. The slight decrease in Adjusted SG&A as a percentage of net sales was primarily a result of increased expense leverage on higher net sales, partially offset by a planned increase in media spend.

Net loss was $9.1 million for the first six months of 2019 compared to net loss of $7.0 million for the prior year period. The increase in net loss was a result of a planned increase in media spend, partially offset by higher gross profit and increased leverage on SG&A.

Adjusted EBITDA was $4.0 million, or 3.5% as a percentage of net sales, for the first six months of 2019, compared to $4.3 million, or 4.8% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of the planned increase in media spend, partially offset by higher gross profit and increased leverage on SG&A.

Cash and Net Debt

In May 2019, the Company amended and restated its $90 million senior secured credit facility (the “New Credit Facility”).  This New Credit Facility includes a $55.0 million delayed draw term loan facility and a $35.0 million revolving loan facility that replaces the Company’s prior $30.0 million revolver. The Company will have the ability to increase the New Credit Facility by up to an additional $75.0 million, subject to certain conditions. The New Credit Facility will mature on May 15, 2024.  The New Credit Facility reduces the Company’s interest rate for borrowings by 25 basis points, compared to its prior facility.

As of June 30, 2019, the Company had cash and cash equivalents of $4.8 million.  During the six months ended June 30, 2019, the Company drew $28.5 million on its credit facility in connection with the Kitchens 2.0 project, planned increased media investment, and funding of working capital. The Company expects to fund the $100 million Kitchens 2.0 manufacturing expansion through its New Credit Facility and cash from operations.

Outlook

For full year 2019, the Company increased its net sales and Adjusted EBITDA outlook compared to the prior year. The Company now expects the following results for the year ending December 31, 2019:

•	To exceed net sales of $244 million, an increase greater than 26% from 2018, and reflects an increase from prior guidance of $240 million
•	To exceed Adjusted EBITDA of $29 million, an increase greater than 43% from 2018, and reflects an increase from prior guidance of $28 million

The Company is unable to provide guidance for net income or a reconciliation of forecasted Adjusted EBITDA to net income because certain items that are excluded from Adjusted EBITDA are inherently uncertain and cannot be predicted without unreasonable effort due to the unavailability of reliable estimates for certain items.

Conference Call and Webcast

The Company will host a conference call and webcast with the executive management team to discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET today through August 19, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671. The passcode is 13692609.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem, PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A
•	Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

•	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before non-cash depreciation expenses and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to secondary offering, and litigation expense.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to a secondary offering, and litigation expense.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,752,836	$7,554,388
Accounts receivable, net of allowance for doubtful accounts	19,356,428	12,326,703
Inventories, net	13,225,832	9,317,232
Prepaid expenses	1,286,692	1,078,232
Other current assets	650,482	681,550
Total Current Assets	39,272,270	30,958,105
Property, plant and equipment, net	122,394,944	102,094,248
Deposits on equipment	6,437,602	4,730,176
Operating lease right of use assets	9,763,324	—
Other assets	3,314,858	2,182,329
Total Assets	$181,182,998	$139,964,858
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	15,801,273	9,166,412
Accrued expenses	9,018,582	9,050,551
Current operating lease liabilities	1,068,396	—
Other current liabilities	200,000	—
Total Current Liabilities	$26,088,251	$18,216,963
Long term debt	28,482,000	—
Long term operating lease liabilities	9,020,293	—
Other liabilities	—	273,420
Total Liabilities	$63,590,544	$18,490,383
STOCKHOLDERS' EQUITY:
Common stock	36,089	35,556
Additional paid-in capital	328,342,507	323,079,437
Accumulated deficit	(210,436,032)	(201,352,682)
Accumulated other comprehensive income	(93,884)	(31,610)
Treasury stock, at cost — 14,169 shares on June 30, 2019 and on December 31, 2018	(256,226)	(256,226)
Total Stockholders' Equity	117,592,454	121,474,475
Total Liabilities and Stockholders' Equity	$181,182,998	$139,964,858

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

NET SALES	$60,052,179	$47,624,956	$114,844,381	$90,794,557
COST OF GOODS SOLD	32,725,598	24,747,064	61,602,819	47,788,647
GROSS PROFIT	27,326,581	22,877,892	53,241,562	43,005,910
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	32,672,284	26,287,523	61,904,534	49,825,467
LOSS FROM OPERATIONS	(5,345,703)	(3,409,631)	(8,662,972)	(6,819,557)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(20,748)	26,067	(3,453)	3,090
Interest Expense	(275,649)	(97,923)	(378,425)	(166,925)
	(296,397)	(71,856)	(381,878)	(163,835)
LOSS BEFORE INCOME TAXES	(5,642,100)	(3,481,487)	(9,044,850)	(6,983,392)
INCOME TAX EXPENSE	19,250	19,032	38,500	38,064
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,661,350)	$(3,500,519)	$(9,083,350)	$(7,021,456)
OTHER COMPREHENSIVE LOSS:
Change in foreign currency translation	$(153,321)	$(201,187)	$(62,274)	$(1,633)
TOTAL OTHER COMPREHENSIVE LOSS	(153,321)	(201,187)	(62,274)	(1,633)
TOTAL COMPREHENSIVE LOSS	$(5,814,671)	$(3,701,706)	$(9,145,624)	$(7,023,089)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.16)	$(0.10)	$(0.25)	$(0.20)
-DILUTED	$(0.16)	$(0.10)	$(0.25)	$(0.20)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	35,930,350	35,241,198	35,800,061	35,189,636
-DILUTED	35,930,350	35,241,198	35,800,061	35,189,636

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,083,350)	$(7,021,456)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(2,520)	(17,443)
Loss on disposal of equipment	684	76,261
Share-based compensation	2,630,180	2,394,034
Inventory obsolescence	105,170	69,074
Depreciation and amortization	7,643,452	6,795,380
Amortization of deferred financing costs and loan discount	72,294	57,551
Changes in operating assets and liabilities:
Accounts receivable	(7,027,205)	1,618,733
Inventories	(4,013,770)	(241,151)
Prepaid expenses and other current assets	(177,392)	(262,533)
Operating lease right of use	(177,249)	—
Other assets	(44,498)	(14,371)
Accounts payable	(158,556)	1,665,187
Accrued expenses	(31,969)	(1,964,518)
Other lease liabilities	229,194	(14,994)
Other current liabilities	200,000	—
Net cash flows provided by (used in) operating activities	(9,835,535)	3,139,754
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment, software and deposits on equipment	(22,888,753)	(8,932,791)
Net cash flows used in investing activities	(22,888,753)	(8,932,791)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	3,775,548	999,289
Tax withholdings related to net shares settlements of restricted stock units	(1,252,953)	(256,226)
Proceeds from borrowings under Credit Facilities	35,307,000	6,000,000
Repayment of borrowings under Credit Facilities	(7,500,000)	(2,000,000)
Financing fees paid in connection with borrowings	(406,859)	—
Net cash flows provided by financing activities	29,922,736	4,743,063
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,801,552)	(1,049,974)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	7,554,388	2,184,259
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,752,836	$1,134,285

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Gross Profit	$27,327	$22,878	$53,242	$43,006
Depreciation expense (a)	1,589	1,498	3,155	2,989
Non-cash share-based compensation (b)	186	89	334	153
Adjusted Gross Profit	$29,102	$24,465	$56,731	$46,148
Adjusted Gross Profit as a % of Net Sales	48.5%	51.4%	49.4%	50.8%

(a)	Represents depreciation expense included in cost of goods sold.
(b)	Represents non-cash share-based compensation expense included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
SG&A expenses	$32,672	$26,288	$61,904	$49,825
Depreciation and amortization expense (a)	2,334	1,964	$4,486	3,807
Non-cash share-based compensation (b)	1,244	1,213	$2,296	2,241
Launch expense (c)	948	1,009	$2,071	1,662
Secondary offering expenses (d)	265	—	$299	—
Litigation expense (e)	—	93	—	228
Adjusted SG&A Expenses	$27,881	$22,009	$52,752	$41,887
Adjusted SG&A Expenses as a % of Net Sales	46.4%	46.2%	45.9%	46.1%

(a)	Represents non-cash depreciation and amortization expense included in SG&A.
(b)	Represents non-cash share-based compensation expense included in SG&A.
(c)

Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(d)	Represents fees associated with secondary public offerings of our common stock.
(e)	Represents fees associated with two securities lawsuits.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Dollars in thousands)		(Dollars in thousands)
Net Loss	$(5,661)	$(3,501)	$(9,083)	$(7,021)
Depreciation and amortization	3,923	3,462	7,643	6,796
Interest expense	276	98	379	167
Income tax expense	19	19	38	38
EBITDA	$(1,443)	$78	$(1,023)	$(20)
(Gain) loss on disposal of equipment	(7)	48	1	76
Non-cash share-based compensation	1,430	1,302	2,630	2,394
Launch expense (a)	948	1,009	2,071	1,662
Secondary offering expenses (b)	265	—	299	—
Litigation expense (c)	—	93	—	228
Adjusted EBITDA	$1,193	$2,531	$3,978	$4,340
Adjusted EBITDA as a % of Net Sales	2.0%	5.3%	3.5%	4.8%

(a)

new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents fees associated with secondary public offerings of our common stock.
(c)	Represents fees associated with two securities lawsuits.